POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Virtus Asset Trust (the “Trust”), hereby constitute and appoint George R. Aylward, Jennifer Fromm, and Daphne Chisolm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the merger of Virtus Seix High Yield Income Fund, a series of Virtus Strategy Trust, into Virtus Seix High Yield Fund, a series of the Trust, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 15th day of November, 2023.

George R. Aylward, Trustee	/s/ Donald C. Burke Donald C. Burke, Trustee

/s/ Sarah E. Cogan Sarah E. Cogan, Trustee	/s/ Deborah A. DeCotis Deborah A. DeCotis, Trustee

/s/ F. Ford Drummond F. Ford Drummond, Trustee	/s/ Sidney E. Harris Sidney E. Harris, Trustee

/s/ John R. Mallin John R. Mallin, Trustee	/s/ Connie D. McDaniel Connie D. McDaniel, Trustee

/s/ Philip McLoughlin Philip McLoughlin, Trustee	/s/ Geraldine M. McNamara Geraldine M. McNamara, Trustee

/s/ R. Keith Walton R. Keith Walton, Trustee	/s/ Brian T. Zino Brian T. Zino, Trustee

Digital or electronic signatures are permitted, and all signatures need not appear on the same copy of this Power of Attorney.